EXHIBIT 10.18
AMENDMENT
TO
AMENDED AND RESTATED
COLUMBIA BANKING SYSTEM, INC.
2005 401 PLUS PLAN
THIS AMENDMENT, effective as of January 1, 2023 (the "Effective Date"), is hereby adopted by Columbia Banking System, Inc. (the "Company") on November 14, 2022.
Recitals
A.The Company entered into a deferred compensation arrangement with certain of its directors and a select group of senior management and highly compensated employees, and with the directors and a select group of senior management and highly compensated employees of entities with which it is considered a single employer under §§ 414(b) or 414(c) of the U.S. Internal Revenue Code of 1986, as amended ("Code").
B.Such compensation arrangement was governed by the terms of the 401 Plus Plan ("Plan"), dated December 8, 2005.
C.The Company amended and restated the Plan in December 2006, to bring it into compliance with Code § 409A and provisional regulations issued thereunder.
D.The Company further amended and restated the Plan in December 2008 to ensure that all terms and definitions comply with Code § 409A and final regulations issued thereunder and further amended the Plan in December 2011.
E.The Company further amended and restated the Plan in October 2016 to freeze participation in the Plan as of October 26, 2016, and to make other further non-substantive changes to the language of the Plan.
F.The Company now wishes to amend Section VI, Paragraph A of the Plan to adopt a new interest rate for purposes of calculating the Interest Crediting Rate because the LIBOR rate currently used to calculate the Interest Crediting Rate will be discontinued on the Effective Date.
Amendment
1.Interest Crediting Rate. Paragraph A of Section VI of the Plan is hereby amended to read as follows:
“At the time of amendment of the Plan, the agreed upon interest rate shall be equal to the three month SOFR rate plus 3.84%. The Plan Administrator shall annually review the calculation of the rate of interest that will be applied to DCAs (the “Interest Crediting Rate”) for appropriateness. The Interest Crediting Rate shall be adjusted quarterly for fluctuations in the three month SOFR rate. Plan participants will be notified of any adjustments to the Interest Crediting Rate.”

4871-2962-4125.1

2.Other Terms Unchanged. Except as modified by this Amendment, the Plan remains in full force and effect.

    COLUMBIA BANKING SYSTEMS, INC.
By: /s/: KUMI BARUFFI
Its: Corporate Secretary

2
4871-2962-4125.1